EXHIBIT 99.1

Anthony Nicolosi President (561) 353-1110 anicolosi@medicalconnections.com www.medicalconnections.com

MEDICAL CONNECTIONS HOLDINGS, INC.  ANNOUNCES REVERSE STOCK SPLIT

BOCA RATON, FL (June 15, 2011)  Medical Connections Holdings, Inc. (OTC Bulletin Board: MCTH- News) today announced that it will effect a 1-for-10 reverse stock split, that will become effective on the opening of trading on Monday, June 20, 2011.

As a result of the reverse stock split, each 10 shares of the Company's common stock that are issued and outstanding will be automatically converted into one issued and outstanding share of common stock. The reverse stock split affects all issued and outstanding shares of the Company's common stock, preferred stock and common stock underlying stock options and warrants immediately prior to the effectiveness of the reverse stock split.  Each shareholder's new share count will be rounded up to the nearest whole share if the number of shares is not evenly divisible by the ratio of the reverse stock.

The reverse stock split will not affect any shareholder's ownership percentage of the Company's common stock, except to the limited extent that the reverse split would result in any fractional shares being rounded up.  The reverse stock split will reduce the number of shares of the Company's common stock outstanding from approximately 113.6 million to approximately 11.3 million shares. The number of authorized shares of common stock will be reduced from 200 million to 20 million shares and all authorized and issued preferred shares are reduced on a proportional basis, as well.

It is expected that the OTC Bulletin Board will append a "D" to the company's ticker symbol to indicate the completion of the reverse split and that after a 20 day trading period following effectiveness of the reverse split, the ticket symbol will revert to "MCTH."  In addition, the common stock will also trade under a new CUSIP number,  58455T203, effective as of June 20, 2011.

When the reverse split takes effect, shareholders holding certificated shares or shares through a brokerage account will have their shares automatically, adjusted to reflect the reverse stock split on the effective date. The issuance of new stock certificates will not be required, however, shareholders may, if they choose, obtain a new certificate from the Company's transfer agent for a customary exchange and mailing fee.

"We believe the reverse stock split will better position our company to apply for a listing on a national securities market or exchange. Our goal is to work towards meeting their listing standards, and the reverse split of our shares will place us one significant step closer to achieving that goal. Moreover, the Company believes that a higher share price would broaden the Company's appeal to investors," said Jeffrey Rosenfeld, the CEO of Medical Connections Holdings, Inc.

Medical Connections Holdings, Inc. (OTCBB:  MCTH) is a healthcare staffing company which provides staffing services for allied professionals and nurses to our clients on a national basis.  The Company provides recruiting and staffing services for permanent and temporary positions, with an option for the clients and candidates to choose the most beneficial working arrangements.  The Company's executive offices are located in Boca Raton, Florida.  To learn more about Medical Connections Holdings, Inc. (OTC BB: MCTH - News), please visit the Company's website at www.medicalconnections.com.

Forward-Looking Statements

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that, whether or not expressly stated, certain statements made in this release reflect management’s expectations regarding future events and economic performance are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Certain statement in this press release, including without limitation, the consummation, effectiveness and completion of the reverse stock split, its impact on the trading price of our common stock and our ability to list on a national securities market or exchange are "forward-looking statements" within the meaning of the rules and regulations of the SEC.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. These factors include those risk factors set forth in filings with the Securities and Exchange Commission.  These risks are not exhaustive and may not include factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations.